UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): May 18, 2015 (May 12, 2015)

Akorn, Inc.
(Exact Name of Registrant as Specified in Charter)

Louisiana	001-32360	72-0717400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1925 W. Field Court, Suite 300 Lake Forest, Illinois 60045
(Address of principal executive offices)

(847) 279-6100
(Registrant's telephone number, including area code)

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 12, 2015, Akorn Inc. (the "Company") received a written Staff Determination Notice ("Notice") from the NASDAQ Stock Market ("NASDAQ"), stating that the Company is not in compliance with NASDAQ Marketplace Listing Rule 5250(c)(1) for continued listing because the Company has not timely filed the Quarterly Report on Form 10-Q for the fiscal quarter for the period ended March 31, 2015 (the "filing"). On May 14, 2015 the Company also issued a press release disclosing the receipt of the notice and a copy of the press release has been furnished as Exhibit 99.1 to this report.

The Notice indicates that the Company has until July 13, 2015 to submit a plan of compliance to NASDAQ addressing any issues it believes would support its request for an extension of up to 180 calendar days from the due date of the filing. The Company intends to submit a plan of compliance to NASDAQ within the 60-day window and the Company will take all necessary steps to achieve compliance with all NASDAQ listing requirements. During this process, the Company expects that its common stock will continue to be listed and traded on the NASDAQ Stock Market.

This filing includes statements that may constitute "forward-looking statements", including projections of the impact and allocation amongst periods of any known or potential errors or misstatements in the financial statements, impact of material weaknesses in the internal control over financial reporting, the timing of filings of restated financials and periodic SEC filings, the outcome of, and expenses associated with, the independent investigation, projections of the timing of submission of compliance plans to NASDAQ and period and terms of extensions that may be granted by NASDAQ in response, the outcome of, and expenses associated with, the efforts to submit a plan of compliance to NASDAQ within the 60-day window to take necessary steps to achieve compliance with all NASDAQ listing requirements, projections of certain measures of Akorn's future results of operations, sales and earnings, projections of certain charges and expenses, projections related to the number and potential market size of ANDA's, projections with respect to timing and impact of pending acquisitions, and other statements regarding Akorn's goals, regulatory approvals and strategy. Akorn cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Factors that could cause or contribute to such differences include, but are not limited to: statements relating to future steps we may take, prospective products, prospective acquisitions, future performance or results of current and anticipated products and acquired assets, sales efforts, expenses, the outcome of contingencies such as legal proceedings and investigations, financial results and the timing and nature of the final resolution of the accounting issues discussed in this filing. These cautionary statements should be considered in connection with any subsequent written or oral forward-looking statements that may be made by the Company or by persons acting on its behalf and in conjunction with its periodic SEC filings. You are advised, however, to consult any further disclosures we make on related subjects in our reports filed with the SEC. In particular, you should read the discussion in the section entitled "Cautionary Statement Regarding Forward-Looking Statements" in our most recent Annual Report on Form 10-K, as it may be updated in subsequent reports filed with the SEC. That discussion covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. Other factors besides those listed there could also adversely affect our results.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit 99.1	Press Release dated May 18, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2015	Akorn, Inc.
	By:	/s/ TIMOTHY A. DICK Timothy A. Dick Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit.
99.1	Press release issued by the Company on May 18, 2015.